EXHIBIT 10.1
                      ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this (6th day of December, 1999, by and between Tsunami Media, Inc., a California corporation (the "Company") and Tsunami Media Corporation, a Delaware corporation ("Buyer") with reference to the following facts:

     A. The Company has been engaged in the business of developing and licensing software.

     B. Buyer wishes to purchase the Assets (definitions of certain capitalized terms are set forth in Schedule 0), and the Company wishes to sell the Assets, on the terms and conditions herein set forth.

     C. Concurrently with the execution hereof, the Company and Buyer have entered into a Registration Rights Agreement, pursuant to which the Buyer has granted to the Company and its assignees registration rights with respect to the stock issued pursuant hereto.

     NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as set forth below:

1. Agreement to Purchase and Sell.

     1.1 Acquisition. On the terms and subject to the conditions of this Agreement, the Company agrees to sell the Assets to Buyer, and Buyer agrees to purchase the Assets from the Company, in exchange for the payment of the Purchase Price. The Purchase Price shall be equal to (i) Seven Hundred Fifty Thousand Dollars ($750,000) ($250,000 of which shall be payable to Edmond Heinbockel, President of the Company) plus (ii) 2,000,000 shares of the common stock, without par value, of Buyer (the "Buyer Shares") (500,000 of which shall be issuable to Mr. Heinbockel).

          1.1.1 Of the $500,000 payable to the Company pursuant to
Section 1.1, (i) $100,000 is being paid by wire transfer to the Company concurrently with the execution hereof, (ii) $190,000 is to be paid upon the completion by Buyer of one or more debt or equity offerings (or other capital raising transactions) whereby the Buyer receives in the aggregate at least $2,800,000 and (iii) $190,000 is to be paid upon the occurrence of a Qualified Transaction and (iv) $20,000 was previously paid by Buyer to the Company's counsel on behalf of the Company.

          1.1.2 Of the $250,000 payable to Mr. Heinbockel pursuant to
Section 1.1, (i) $62,500 is being paid by wire transfer to Mr. Heinbockel concurrently with the execution hereof, (ii) $62,500 is to be paid upon the completion by Buyer of one or more debt or equity offerings (or other capital raising transactions) whereby the Buyer receives in the aggregate at least $2,800,000 and (iii) $125,000 is to be paid upon the occurrence of a Qualified Transaction.

     1.2  Allocation of Consideration; Sales Tax. Attached as
Schedule 1.2 is an allocation of the Purchase Price among the Assets for tax purposes. Each of the parties agrees (i) to report the Transaction for federal and state income tax purposes in accordance with this allocation, (ii) not to take any position inconsistent with such allocation on its tax z return without the written consent of the other and (iii) to file timely federal tax form 8594 with the applicable tax return for the year of the Transaction. Buyer will be responsible for any sales tax due with regard to the Transaction.

     1.3 Non-Assumption of Liabilities. Buyer does not assume and is not liable for, and the Company indemnifies and holds Buyer harmless against, any debts, obligations, claims, commitments or liabilities of any nature, known or unknown, contingent or noncontingent, liquidated or unliquidated, direct or indirect, primary or secondary
(i) of the Company or (ii) which arise from contracts or obligations that exist as of the date hereof and are, or could become, claims, liens or encumbrances against any of the Assets and (iii) any costs and expenses of defense with respect to third-party claims thereof, in each case excepting the Assumed Contracts.

2.   Representations and Warranties of the Company.

     As an inducement for Buyer to enter into this Agreement, the Company represents and warrants that, except as set forth in the Disclosure Schedule or as contemplated by this Agreement, each of the following statements is true and correct as of the date hereof

     2.1 Existence and Rights. The Company (i) is a corporation duly organized and validly existing in good standing under the laws of the State of California, (ii) has all corporate power and authority, rights and franchises necessary to own its properties and to carry on its business as now conducted and carry out the Transaction, and
(iii) is in good standing as a foreign corporation in each jurisdiction where the nature of the business transacted by it requires such qualification, except where the failure is not reasonably expected to have a Material Adverse Effect. The copies of the charter documents and bylaws of the Company previously delivered to Buyer are complete and correct as of the date hereof.

     2.2 Agreement Authorized. The Company has full power and authority to enter into this Agreement and to carry out the Transaction. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. The transactions contemplated by this Agreement have been approved by the outstanding shares of the Company pursuant to California Corporations Code section 100 1.

     2.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transaction do not (i) violate any Pen-nit, Law or Order applicable to the Company; (ii) violate or conflict with any provision of the charter documents or bylaws of the Company; (iii) result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Lien upon the Company's assets under any of the terms, conditions or provisions of any contract, Order or Permit to which the Company is a party; or
(iv) require the consent of any third party or Authority except for violations, conflicts, defaults, consents or other similar occurrence that are not reasonably expected to have a Material Adverse Effect.

     2.4 Contingencies. To the knowledge of the Company, except for Claims arising in the ordinary course of business, which are not expected to be materially inconsistent in type or number with past experience, and claims from past due creditors, all of which are expected to be settled with the proceeds of this transaction, there are no Claims pending or threatened against the Company which are reasonably expected to have a Material Adverse Effect. The Company is not subject to any Order which is reasonably expected to have a Material Adverse Effect.

     2.5 Financial Condition. The unaudited balance sheets of the Company as of March 31, 1998 and 1999 and the unaudited related income statements for the periods then ended (collectively, the "Financial Statements"), attached hereto as Exhibit 2.5 (i) are true and correct in all material regards as of the dates thereof and for the periods then ended and (ii) fairly present the financial condition of the Company at the dates thereof and the results of operations of the Company for the periods covered thereby, and (iii) have been prepared in accordance with generally accepted accounting principles on a basis consistently applied during the relevant period. The Assets had an original acquisition cost (prior to depreciation or amortization) of at least $4 million, although the Company does not make any representation as to their current value.

     2.6 No Subsequent Changes. Since June 30, 1999, (i) there has not been any Material Adverse Effect; (ii) the Company has used reasonable efforts to maintain the Assets in the usual and ordinary course of business and in accordance with the manner that has been established by the Company in its usual and ordinary business practices, (iii) the Company has not entered into a fixed price contract, nor any other agreement which was -expected to yield materially less in value than it would require the Company to expend, having regard to the normal and usual business practice of the Company; or (iv) there has not been any declaration or payment of any dividends or distribution with respect to, or any repurchase of, any of the capital stock of the Company.

     2.7 Title to Assets. The Company has good title to all assets reflected on its books except for (i) Liens securing obligations set forth in the Financial Statements, (ii) Liens securing taxes which are not delinquent or are being contested in good faith, (iii) Liens arising as a result of purchase or sales orders in the ordinary course of business consistent with past practice, and (iv) any defects in title or Liens that are not reasonably expected to have a Material Adverse Effect. The Assets include all of the Company's Significant Contracts and Intellectual Property.

     2.8 Premises. The Company is, as tenant, party to a month to month lease agreement in respect of the Premises occupied in California. This lease agreement will remain the responsibility of the Company, and is excluded from the Assets to be transferred to Buyer pursuant to the terms and conditions herein.

     2.9 Permits; Compliance with Law and Governmental Contracting Rules; Environmental Compliance. The Company holds the Permits set forth on Schedule 2.9, and no other material Permits are currently necessary for the lawful operation of the Business. The Company has complied with, and is not in default under or in violation of, any Permit, Law or Order to which it is subject, except for defaults or violations that are not reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, the Company is in compliance with (i) all terms and conditions of any Permits required by the Environmental Laws and (ii) all other requirements of the Environmental Laws, except in each case for matters which are not reasonably expected to have a Material Adverse Effect.

     2.10 Significant Contracts. Schedule 2.10 correctly sets forth in all material respects the existence of all Significant Contracts of the Company in effect as of the date hereof Except for matters not reasonably expected to have a Material Adverse Effect, to the knowledge of the Company, each of the Significant Contracts disclosed on Schedule 2. 10 (i) has been duly authorized, executed and delivered by the parties thereto, (ii) remains in full force and effect to the extent of its terms, (iii) is binding on the parties thereto in accordance with and to the extent of its terms and applicable laws; and (iv) is not subject to, and the Company has not received any written notice threatening or declaring, termination as a result of any existing or alleged uncured breach or default by the Company and no other party is in default thereunder in any material respect. Schedule 2. 10 also contains a list of certain Tools and Technologies covered by the license to Visual Purple.

     2.11  Intellectual Property.

          2.11.1 Attached hereto as Schedule 2.11 is a list of the patents, registered trademarks, registered tradenames and registered copyrights of the Company (the "Registered IP"). To the knowledge of the Company, the use of the Intellectual Property in the operation of the Business does not infringe any intellectual property rights of another Person, except for Claims which are not reasonably expected to have a Material Adverse Effect. The Company has not received any notice contesting its right to use, or asserting infringement with respect to, any Intellectual Property now used by it in connection with the Business or the operation thereof, except for matters previously resolved or which are not reasonably expected to have a Material Adverse Effect. Except for matters not reasonably expected to have a Material Adverse Effect, the Company possesses the right to use in perpetuity (without royalty or payment) all Intellectual Property necessary to conduct the Business as of the date hereof. Except for matters not reasonably expected to result in a Material Adverse Effect, to its knowledge, the Company has taken all reasonably necessary actions to obtain and maintain the Registered IP.

          2.11.2 Further, to the knowledge of the Company, the Intellectual Property embodied in the Games does not infringe any intellectual property rights of another Person. The Company has not received any notice contesting its right to use, or asserting infringement with respect to, any of the Games, except for matters previously resolved. The individuals contributing content, software or source code in the creation of the Games are identified on the respective Game packages and credits. The Company possesses the right to use in perpetuity (without royalty or payment) the Intellectual Property embodied in the Games.

     2.12 Employees. The Company has terminated all of its employees effective on or prior to the date hereof, and will be responsible for any disputes with such employees.

     2.13 Taxes. All federal, and all material state, local and foreign Tax returns required to be filed by the Company through the date hereof have been accurately prepared in all material respects, and were duly and timely filed, and all material Taxes (including Taxes withheld from employees' salaries and all other withholding Taxes and obligations and all deposits required to be made by the Company with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies required to be paid before the date hereof have been timely paid or will be paid from the Purchase Price. The provisions for the payment of taxes on the Company's financial statements or the books of account for taxes not due and payable as of the date hereof is reasonable.

     2.14 Brokers. The Company has not employed any broker or finder in connection with the Transaction, and Buyer shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Company in connection with the Transaction.

     2.15 Accuracy of Statements. To the knowledge of the Company, neither this Agreement nor any Schedule hereto furnished by the Company contains any untrue statement of a material fact regarding the Company, or omits to state a material fact necessary to make the statements regarding the Company contained herein or therein, in light of the circumstances in which they are made, not misleading.

     2.16      Stock Representations.

          2.16.1 Investment. The Buyer Shares are being acquired for investment for the Company, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof. Buyer, however, acknowledges that the Company intends to distribute the Buyer Shares to its shareholders and to certain of its creditors, who will be advised that such shares are restricted as provided herein.

          2.16.2 Not Registered. The Company understands that the Buyer Shares are neither (a) registered under the Securities Act of 1933 nor (b) qualified under the California Corporate Securities Law of 1968.

          2.16.3 Legends. The Company understands that each certificate for the Buyer Shares will bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS, OR AN EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS THEREOF.

          2.16.4 Financial Ability. The Company's shareholders and the Company's creditors who will be distributed Buyer Shares pursuant to Section 2.16.1 hereof (a) can afford the complete loss of the investment in the Buyer Shares and (b) can provide for current needs and possible contingencies without the need to sell or dispose of the Buyer Shares.

          2.16.5 Access to Information. The Company's shareholders and the Company's creditors who will be distributed Buyer Shares pursuant to Section 2.16.1 hereof (a) have the requisite knowledge and experience to assess the relative merits and risks of an investment in the Buyer Shares; (b) have had full opportunity to ask questions and receive answers concerning the business of Buyer.

     2.17 Assignment; Consents No consent, waiver or approval of any third party is required with respect to any of the Significant Contracts in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.   Representations and Warranties of Buyer.

     As an inducement for the Company to enter into this Agreement, Buyer hereby represents and warrants that, except as set forth in Buyer's Disclosure Schedule or as contemplated by this Agreement, each of the following statements is true and correct as of the date hereof

     3.1  Existence and Rights.   Buyer (i) is a corporation duly
organized and validly existing in good standing under the laws of Delaware, (ii) has all corporate power and adequate authority, rights and franchises necessary to own its properties and to carry on its business as now conducted and to make and carry out the Transaction, and (iii) is in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it requires such qualification, except where the failure is not reasonably expected to have a material adverse effect on its business or the Transaction. The copies of the charter documents and bylaws of Buyer previously delivered to the Company are complete and correct as of the date hereof.

     3.2  Agreement Authorized.   Buyer has full power and authority
to enter into this Agreement and to carry out the Transaction. This Agreement has been duly and validly authorized, executed and delivered by Buyer, and constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Transaction by Buyer do not (i) violate any Permit, Law or Order applicable to Buyer; (ii) violate any provision of the charter documents or bylaws of Buyer;
(iii) result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Lien upon Buyer's assets under any of the terms, conditions or provisions of any contract, Order or Permit to which Buyer is a party; or (iv) require the consent of any third party or Authority except for violations, conflicts, defaults, consents or other similar occurrence that are not reasonably expected to have a material adverse effect on its business or the Transaction.

     3.4 Buyer Shares. The Buyer Shares, when issued in compliance with this Agreement, will be duly and validly authorized and issued, and will be fully paid and nonassessable.

     3.5 Capitalization. The authorized capital stock of Buyer consists of 20,000,000 shares of common stock, without par value, of which 13,405,401 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which none are outstanding. All of the issued and outstanding shares of common stock of Buyer have been duly and validly authorized and issued, and are fully paid and non-assessable. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements by which Buyer is bound relating to the issuance, sale or redemption of shares of common stock or other securities of Buyer. No shares of capital stock or other securities of Buyer are reserved for any purpose.

     3.6 Buyer Financial Status. Buyer is a newly formed Delaware corporation, and has no activities or liabilities except in connection with the Transaction. Buyer received at least $871,000 in cash in exchange for the issuance of its outstanding stock prior to entering into the Agreement and issuing the Buyer Shares pursuant to the terms hereof.

     3.7 Brokers. Buyer has not employed any broker or finder in connection with the Transaction and the Company shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Buyer in connection with the Transaction.

     3.8 Accuracy of Statements. To the knowledge of Buyer, neither this Agreement nor any Schedule hereto furnished by or on behalf of Buyer contains any untrue statement of a material fact regarding Buyer or omits to state a material fact necessary to make the statements regarding Buyer contained herein or therein, in light of the circumstances in which they are made, not misleading.

4.   Indemnification.

     4.1 Indemnity. Each party severally agrees to indemnify and hold the other harmless from and against any Losses suffered as a result of any breach of the Indemnifying Party's warranties, representations or covenants in this Agreement.

     4.2  Conditions.

          4.2.1 Time. The representations, warranties and covenants contained in this Agreement shall survive beyond the date hereof, but no party may seek indemnity under this Article 4 or any other recovery or remedy for any Losses under this Agreement or with respect to the Transaction unless it has commenced arbitration against the Indemnifying *Party with regard to such Claim within twelve months from the date hereof

          4.2.2 Amount.   Except with respect to Claims with respect
to Sections 2.1 2.2, 3.1, 3.2 and 3.4 and Claims for actual fraud, which may be made without regard to any limitation, (i) each party shall be required to indemnify the other only to the extent that the aggregate amount of Losses for which it must provide indemnity exceeds $50,000 and (ii) the aggregate recoveries from the Buyer and the Company may each not exceed an aggregate of the Purchase Price as a result of all Losses under this Agreement or with respect to the Transaction.

     4.3  Procedure.

          4.3.1      Notice.   Promptly upon receipt by an
Indemnified Party of (i) any tax audit or proceeding for the assessment of any tax by any Taxing Authority or any other proceeding likely to result in the imposition of a liability or obligation for Taxes required to be indemnified hereunder or (ii) a notice of a

Claim by a third party that may give rise to a Claim hereunder, the Indemnified Party shall give written notice thereof to the Indemnifying Party, although failure to do so shall not affect the right to indemnification except to the extent of actual prejudice.

          4.3.2 Control of Defense. The Indemnified Party shall allow the Indemnifying Party to assume control of the defense of any such action brought by a third party. Such defense will be conducted by reputable attorneys retained by the Indemnifying Party at the Indemnifying Party's cost and expense. The Indemnified Party will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing at its expense.

          4.3.3 Effect. The Indemnifying Party may contest or settle any third party Claim on such terms as the Indemnifying Party may choose, however, the Indemnifying Party will not have the right, without the Indemnified Party's written consent, to settle any such Claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains an admission of wrongdoing on the part of the Indemnified Party, or (iii) provides for injunctive relief which is binding on the Indemnified Party.

     4.4 Cooperation. The Indemnifying Party and the Indemnified Party shall cooperate in determining the validity of any Claim for any Loss for which a Claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Losses. In any case, the Indemnifying Party and the Indemnified Party shall cooperate and assist each other in such defense, and shall make available to the other all records, documents and information (written or otherwise) relevant to such defense.

     4.5 Subrogation. If an Indemnifying Party makes any payment under this Section 4, then, to the extent of such payment and subject to the rights of the Indemnified Party to recover any other Losses first from such third party, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any insurer or third party.

5. Cooperation. Each party hereto agrees, after the date hereof, to execute any and all ftirther documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transaction.

6.   Miscellaneous.

     6.1 Modifications. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

     6.2 Expenses. Except as set forth in Article 1, the parties hereto will each pay all of their own expenses incurred in connection with the authorization, preparation, execution and performance of this Transaction, including, without limitation, all fees and expenses of their respective agents, representatives, counsel and accountants.

     6.3 Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

(i)  If to Buyer:

     1902 11 d' Street Southeast
     Calgary, Alberta T2G3G2
     Canada

(ii) If to the Company:

     40356 Oak Park Way, Suite U
     Oakhurst, California 93644
     USA

      6.4 Parties.

          6.4.1 No Third Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party beneficiary.

          6.4.2 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     6.5  Disputes.

          6.5.1 Governing Law; Jurisdiction. All dollar amounts are expressed in United States dollars. All questions with respect to this Agreement and the rights and liabilities of the parties will be governed by the laws of California, regardless of the choice of law provisions of California or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement not settled by arbitration will be heard and determined before an appropriate federal or state court located in Madera, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

          6.5.2 Arbitration as Exclusive Remedy. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any Claim arising out of or relating to
(i) this Agreement or any related agreement, including without limitation its validity, interpretation, enforceability or breach, or
(ii) the Transaction (including without limitation its commencement and termination) whether based on breach of covenant, breach of an implied covenant or other tort or contract theories, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California under the commercial arbitration rules of the American Arbitration Association. Each party agrees that the arbitration provisions of this Agreement are its exclusive remedy for such claims and expressly waives any right to a jury trial or to seek redress in another forum. During the arbitration proceedings, each party shall bear the fees of any arbitrator appointed by it, and the fees of any neutral arbitrator(s) shall be borne equally by each party. At the conclusion of the arbitration proceedings, the losing party shall reimburse the winning party for any fees for arbitrators previously borne by the winning party.

          6.5.3 Attorneys' Fees. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such dispute.

     6.6 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and
(ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     6.7  Rules of Construction.

          6.7.1 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article or Section.

          6.7.2 Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases, and the term "including" means "including but not limited to."

          6.7.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

          6.7.4 Knowledge. Whenever a representation or warranty is stated to be based on the knowledge of a corporate party, such phrase refers to whether any of such party's Senior Management has actual knowledge of the matters involved.

          6.7.5 Legal. The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Disclosure of an item on one Schedule shall constitute disclosure on any other Schedule when the applicability of such item is reasonably apparent.

     6.8 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the Transaction, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement.

     6.9 Confidentiality. The parties will hold, and will cause their employees and agents to hold, in strict confidence all non-public information about the other party that was not either already in the recipient party's possession prior to the disclosure thereof or received thereafter on an unrestricted basis. The parties will not make, nor cause to be made, any news releases or other public announcements pertaining to the transactions contemplated hereby without the prior consent of the other party, except as required by law after consulting with, and making good faith efforts to accommodate the requests of, the other i)arty hereto.

     6.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              THE COMPANY

                              Tsunami Media, Inc.,
                              a California corporation

                              /s/ Edmond Heinbockel
                              By:  Edmond Heinbockel
                              Its: President

                              BUYER

                              Tsunami Media Corporation,
                              a Delaware Corporation


                              By:/s/ Peter Leeuwerke
                              Its: President




                             SCHEDULE 0

                            DEFINITIONS

     "Assets" means all of the Company's right, title and interest in and to its assets tangible and intangible, including (i) all Intellectual Property of the Company, including, but not limited to, the software and source code embodied in the following game titles:
Silent Steel, Flash Traffic, Ringworld, Blue Force, Protostar-War on the Frontier, Wacky Funksters, Geewad-Games of the Galaxy, Man Enough (formerly Lovelife) and First Wave Collection (collectively, the "Games"); (ii) hardware; (iii) film and video; (iv) current inventory; (v) receivables outstanding as of the date hereof-, (vi) cash on hand as of the date hereof; (vii) all work in progress as of the date hereof; (viii) prepaid expenses and deposits in connection with the Assets as of the date hereof, (ix) contracts and agreements to which the Company is a party except the lease agreement for the Premises (the "Assumed Contracts"); (x) title to the name "Tsunami Media" and the use thereof; and (xi) other property or assets of the Company not specifically referred to herein as forming part of the Assets.

     "Affiliate" means any person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is in common control with, a specified person.

     "Business" is the business of the Company, including, but not limited to, developing and licensing computer software, as operated on the date hereof.

     "Buyer Disclosure Schedule" means the disclosure schedule attached to this Agreement setting forth exceptions to the representations and warranties of Buyer.

     "Buyer Shares" shall mean fully-paid and non-assessable shares of the common stock, without par value, of Buyer delivered to the Company in partial payment of the Purchase Price.

     "Claim" means any claim, lawsuit, demand, suit, hearing, governmental investigation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal or administrative.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company" means Tsunami Media, Inc., a California corporation.

     "Disclosure Schedule" means the Disclosure Schedule attached to this Agreement setting forth exceptions to the representations and warranties of the Company.

     "Environmental Laws" means Laws relating to pollution or protection of the environment, including Laws relating to (i) emissions, discharges, releases or threatened releases or discharges of materials constituting Hazardous Wastes into the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Wastes. "Hazardous Waste" means any waste defined as "hazardous" under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "Games" has the meaning set forth in the definition of Assets above.

     "Indemnified Party" means, with respect to any alleged Loss, the party seeking indemnification hereunder.

     "Indemnifying Party" means, with respect to any alleged Loss, the party from whom indemnification is being sought hereunder.

     "Intellectual Property" means all United States and foreign letters patent, patents, patent applications, patent disclosures, trademarks, service marks, trade names, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, rights of publicity, copyrights, copyright registrations and applications, mask works, designs or design models, utility models, inventions, invention disclosures, protected formulae, formulations, processes, methods, substances, trade secrets, software, data and documentation relating to software (including, but not limited to, all technical documentation, user and operator manuals, source code, flow charts, diagnostic and training materials and any similar materials, together with all translations of all or any portion thereof, and all electronic media for any of the foregoing), passwords, computer access and data security code procedures (including any user and operator manuals relating thereto), manufacturing research and similar technical information, engineering know-how, customer, supplier and other confidential business information, assembly and test data drawings and royalty rights and the World Wide Web site (including the graphics thereon and the domain name thereof) of the Company relating to the Business.

     "Law" means any law, statute or regulation.

     "Lien" means any security interest, lien, charge, mortgage, pledge or easement.

     "Losses" means any and all costs, expenses, damages and losses, net of any tax adjustments, settlements, reductions or other effects which actually result from that Loss and its payment by any Indemnifying Party.

     "Material Adverse Effect" means a material adverse effect on the operations, assets, financial condition or prospects of the Business that is reasonably expected to result in Losses in excess of $25,000; except in the case of breaches of Section 2.11.2, where there is no threshold.

     "Order" means any decree, order or injunction.

     "Permits" means any licenses or permits under any Law.

     "Person" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

     "Premises" means the Company's current premises'.

     "Purchase Price" is defined in Section 1.1.

     "Qualified Transaction" means (i) a merger or consolidation of the Buyer in which the stockholders of the Buyer do not own a majority of the outstanding shares of the surviving corporation (ii) a sale of substantially all of the assets of the Buyer or (iii) the closing of a firmly underwritten public offering of shares of Common Stock of the Buyer with an aggregate offering price to the public of not less than $5.0 million (before deduction of underwriters' commissions and expenses related to the offering).

     "Senior Management" in the case of the Company means Edmund
Heinbockel, and in the case of Buyer means Peter Leeuwerke.

     "Significant Contracts" means (i) any contract which are reasonably expected to provide more than $100,000 in revenue to, or require more than $50,000 in expenses of, the Company; (ii) all other material contracts not made in the ordinary course of business which are to be performed at or after the date of this Agreement; and (iii) any agreements limiting or restricting the right of the Company to engage in any line of business in any geographic region in the world.

     "Transaction" means the transaction contemplated by this Agreement.

                         TSUNAMI MEDIA, INC.
              SCHEDULES TO ASSET ACQUISITION AGREEMENT

SCHEDULE 2.5 Financial Statements

1.   March 31, 1998 and 1999 Financial Statements Attached.

2.   These unaudited financial statements do not comply with
generally accepted accounting
principles in that they do not contain Notes; furthermore, because of employee turnover, there
may be    some inconsistency and changes in the application of the
accounting principles and some
eximates, although the Company has used its best efforts to maintain consistency.

SCHEDULE 2.9 Permits

Tsunami Media, Inc. has been issued a business license by the County of Madera.

SCHEDULE 2.10 Significant Contracts

Tsunami Media, Inc. is currently party to agreements with the following parties:

I .  DACOM Corporation (Korea) (dated as of September 6, 1996)
2.   Digital River (dated as of March 5, 1999)
3.   Enterprise Interactive, Inc. (dated as of April 22, 1998)
4.   Eurovideo Bildprogramm GMBH (Germany) (dated as of February 10,
     1996)
5.   Nighthawk Technologies (dated as of March 7, 1994)
6.   ORT International Limited (dated as of July 16, 1997)
7.   Slingshot, Inc. (dated as of November 16, 1998)
8.   Sport Active Television (dated as of March 1, 1998)
9.   Synapse Co. Ltd. (Japan) (dated as of May 23, 1995)
10.  Visual Purple, LLC (dated as of November 21, 1997)
11.  ADT Security Services (dated as of December 4, 1998)
12.  Parsons Technology, Inc. (dated as of October 2, 1997)
13.  Finson, Srl. (dated as of October 28, 1996)

STARLIGHT

The License to Visual Purple covers all components of the Visual
Purple RBIT engine developed
to date. This includes:

1.   The RBIT video engine - VP.EXE
2. The RBIT PCode engine - RBIT.DLL. This can optionally be integrated into VP.EXE.
3.   The RBIT Compiler - RBIT.BIN and META18.EXE
4.   The R13IT PCode debug displayer - RBITDebug.EXE
5.   The RBIT batch compilation program in Visual World -
     Script.Compiler

6.   The CTL publishing tool - CTLDev.EXE
7.   Documentation - RBIT Programming Language Manual

SCHEDULE 2.11 Intellectual Property

PATENTS:
On August .21.6, 1998, Tsunami Media, Inc. filed a patent for an invention entitled "GAME
METHOD AND APPARATUS." This patent was assigned Serial No.
09/140,485.

REGISTERED COPYRIGHTS:
Blue Force
Return to Ringworld
Ringworld: Revenge of the Patriarch
Wave Design Logo

REGISTERED TRADEMARKS: The Tsunami name and logo attached hereto as Appendix A.